Exhibit 99.1

FTS INTERNATIONAL ANNOUNCES THIRD QUARTER 2019 FINANCIAL AND OPERATIONAL RESULTS

November 4, 2019

FORT WORTH, TEXAS — (BUSINESS WIRE) — FTS International, Inc. (NYSE: FTSI) (the “Company” or “FTSI”) today reported its financial and operational results for the third quarter of 2019.

Michael Doss, Chief Executive Officer commented, “The pressure pumping market remains oversupplied and ultra-competitive due to higher completions efficiencies and E&P capital discipline. As a result, we are directing our attention toward what we can control including providing outstanding service quality to our customers, intelligently managing our costs, and maintaining strong liquidity. We have conducted a comprehensive cost review and right-sizing of the business for the current environment and expect to generate meaningful cash flow savings in the coming quarters. In the third quarter, we reduced our long-term debt to $456.6 million, a decrease of $15.6 million and we reduced our net debt to $255.7 million, a decrease of $58.1 million.”

Third Quarter 2019 Compared to Second Quarter 2019

•                  Revenue was $186.0 million, down from $225.8 million

•                  Net loss was $(10.8) million, down from net income of $5.9 million

•                  Earnings per share was $(0.10), down from $0.05

•                  Adjusted EBITDA was $20.6 million, down from $41.9 million

•                  Adjusted EBITDA per average active fleet was $4.2 million on an annualized basis, down from $8.0 million

•                  Successfully closed the sale of interest in Chinese joint venture, SinoFTS, for total cash proceeds of $32.7 million

•                  Net cash provided by operating activities of $42.6 million less capital expenditures of $13.0 million yielded free cash flow of $29.6 million, up from net cash provided by operating activities of $13.4 million less capital expenditures of $14.8 million which yielded free cash flow of  $(1.4) million

Operational Update

Average active fleets during the third quarter was 19.8 and FTSI ended the quarter with 18 fleets active. The Company currently expects to stack two or three additional fleets in the fourth quarter due to customers reducing completions, persistent pricing pressure and underutilization. FTSI expects to average 15 to 16 active fleets in the fourth quarter.

The Company completed 7,050 stages during the third quarter, or 356 stages per active fleet. This compares to 7,230 stages in the second quarter, or 344 stages per active fleet, and 6,991 stages in the third quarter of last year, or 321 stages per active fleet. FTSI continues to increase its efficiency through market headwinds, working closely with customers to lower costs and extend their drilling & completion dollars.

In the fourth quarter of 2019, FTSI decided to reduce its capacity of equipment from 34 total fleets to 28 total fleets, equivalent to 300,000 HHP. The Company recorded an asset impairment charge of $4.2 million in connection with this reduction.

Michael Doss commented, “We remain extraordinarily disciplined with respect to the number of active fleets we maintain in this market environment. In addition, we have decided to retire six of our idle fleets, equivalent to 300,000 hydraulic horsepower, to right-size the fleet and utilize usable components to slightly reduce our capex spend. Strategically, we expect that over the coming years, we will be investing in expanded dual fuel capabilities as well as evaluate next generation electric pumps to respond to our customers’ needs to realize diesel fuel savings and meet ESG objectives.”

Liquidity and Capital Resources

Capital expenditures were $13.0 million in the third quarter compared to $14.8 million in the second quarter. The Company expects full-year capital expenditures to be approximately $50 million to $55 million. Maintenance capital expenditures in 2019 remains steady at approximately $2.5 million per average active fleet.

During the third quarter, FTSI repaid $16.0 million of debt to bring total long-term debt outstanding to $456.6 million at September 30, 2019. At the close of the quarter, the Company had $204.2 million of cash and $255.7 million of net debt, down from $313.8 million as of June 30, a $58.1 million reduction. Total availability under FTSI’s revolving credit facility was $90.5 million as of September 30, 2019, and the Company had no borrowings outstanding under its revolving credit facility.

During the third quarter, FTSI repurchased approximately 1.2 million shares under its stock repurchase program for $3.7 million.

Conference Call & Webcast

FTSI will hold a conference call that will also be webcast on its website on Tuesday, November 5, 2019 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss the results. Presenting the Company’s results will be Michael Doss, Chief Executive Officer, who will then be joined by Buddy Petersen, Chief Operating Officer, and Lance Turner, Chief Financial Officer, for Q&A.

Please see below for instructions on how to access the conference call and webcast. If you intend to ask a question in the Q&A portion of the call, please join by phone.

By Phone:                                 Dial (212) 231-2933 at least 10 minutes before the call. A replay will be available through November 26 by dialing (402) 977-9140 and using the conference ID 21931893#.

By Webcast:                    Connect to the webcast via the Events page of FTSI’s website at www.FTSI.com/investor-relations/events. Please join the webcast at least 10 minutes in advance to register and download any necessary software. A replay will be available shortly after the call.

About FTS International, Inc.

Headquartered in Fort Worth, Texas, FTS International is one of the largest providers of hydraulic fracturing services in North America with an operating footprint consisting of five of the most active major unconventional basins in the United States. The Company’s services stimulate hydrocarbon flow from oil and natural gas wells drilled by exploration and production companies primarily in shale resource formations. To learn more, visit www.FTSI.com.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure that FTSI defines as earnings before interest; income taxes; and depreciation and amortization, as well as, the following items, if applicable: gain or loss on disposal of assets; debt extinguishment gains or losses; inventory write-downs, asset and goodwill impairments; gain on insurance recoveries; acquisition earn-out adjustments; stock-based compensation; acquisition or disposition transaction costs; supply commitment charges; and gains or losses on sale of equity interest in joint venture affiliate. The most comparable financial measure to Adjusted EBITDA under GAAP is net income or loss. Adjusted EBITDA per average active fleet on an annualized basis is also a non-GAAP measure and is defined as Adjusted EBITDA divided by the average active fleets per quarter then multiplying the result by four. These non-GAAP measures are used by management to evaluate the operating performance of the business for comparable periods and Adjusted EBITDA is a metric used for management incentive compensation.

Our non-GAAP measures should not be used by investors or others as the sole basis for formulating investment decisions, as they exclude a number of important items. The Company believes the non-GAAP measures it uses are important indicators of operating performance because they exclude the effects of the Company’s capital structure and certain non-cash items from the Company’s operating results. Adjusted EBITDA is also commonly used by investors in the oilfield services industry to measure a company’s operating performance, although FTSI’s definition of Adjusted EBITDA may differ from other industry peer companies.

Net debt is a non-GAAP financial measure that FTSI defines as total long-term debt less cash and cash equivalents. The most comparable financial measure to net debt under GAAP is long-term debt. Net debt is used by management as a measure of our financial leverage. Net debt should not be used by investors or others as the sole basis in formulating investment decisions as it does not represent the Company’s actual indebtedness.

Free cash flow is a non-GAAP financial measure that FTSI defines as cash flow from operations less capital expenditures. The most comparable financial measure to free cash flow is net cash provided by (used in) operating activities. Free cash flow is used by management to evaluate our ongoing business operations. Free cash flow should not be used by investors or others as the sole basis for formulating investment decisions, as it excludes important items. This calculation is commonly used as a basis for investors to evaluate and compare the operating performance and value of companies within our industry, although FTSI’s definition of free cash flow may differ from other industry peer companies.

Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the expected savings as a result of our comprehensive cost review and right sizing of our business, the expected reduction of fleets, expected average active fleets in the fourth quarter, anticipated capacity reduction and resulting benefits, including investing in dual fuel and electric pumps, full-year 2019 capital expenditure guidance, anticipated 2019 maintenance capital expenditures, and other statements identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “potential,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods.

Forward-looking statements are based on FTSI’s current expectations and assumptions regarding capital market conditions, FTSI’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, FTSI’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the projected operations of FTSI; results of litigation, arbitration, settlements and investigations; actions by third parties, including governmental agencies; volatility in customer spending and in oil and natural gas prices, which could adversely affect demand for FTSI’s services and capital expenditures; global economic conditions; excess availability of pressure pumping equipment; liabilities from operations; weather; decline in, and ability to realize, backlog; potential delay in future equipment specialization and new technologies, including electric fleets; shortages, delays in delivery and interruptions of supply of equipment and materials; ability to hire and retain personnel; loss of, or reduction in business with, key customers; difficulty with growth and in integrating acquisitions; product liability; political, economic and social instability risk; ability to effectively identify and enter new markets; cybersecurity risk; dependence on our subsidiaries to meet our long-term debt obligations; variable rate indebtedness risk; and anti-takeover measures in our charter documents and other risks and uncertainties. Any forward-looking statement made in this press release speaks only as of the date on which it is made. FTSI undertakes no obligation to publicly update or revise any forward-looking statement.

When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in FTSI’s filings with the SEC, including the most recently filed Forms 10-Q and 10-K. FTSI’s filings may be reviewed on FTSI’s website at ftsi.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov.

Consolidated Statements of Operations (unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
(In millions, except per share amounts)	2019	2019	2018	2019	2018

Revenue
Revenue	$186.0	$225.8	$324.4	$633.4	$1,202.3
Revenue from related parties	—	—	10.0	0.9	92.9
Total revenue	186.0	225.8	334.4	634.3	1,295.2

Operating expenses
Costs of revenue	147.2	165.9	222.2	476.2	863.8
Selling, general and administrative	21.1	21.7	19.7	66.4	66.3
Depreciation and amortization	22.7	22.8	21.1	67.9	62.4
Impairments and other charges	5.1	2.8	10.0	68.7	16.0
(Gian) loss on disposal of assets, net	(0.1)	(1.2)	(0.1)	(1.0)	0.2
Total operating expenses	196.0	212.0	272.9	678.2	1,008.7

Operating (loss) income	(10.0)	13.8	61.5	(43.9)	286.5

Interest expense, net	(7.6)	(7.7)	(10.4)	(23.5)	(39.9)
Gain (loss) on extinguishment of debt, net	0.8	(0.1)	(0.6)	1.2	(10.7)
Gain on sale of equity interest in joint venture affiliate	7.0	—	—	7.0	—
Equity in net income (loss) of joint venture affiliate	—	—	(0.7)	0.6	(1.9)

(Loss) income before income taxes	(9.8)	6.0	49.8	(58.6)	234.0
Income tax expense	1.0	0.1	0.2	1.3	2.1

Net (loss) income	$(10.8)	$5.9	$49.6	$(59.9)	$231.9

Net (loss) income attributable to common stockholders	$(10.8)	$5.9	$49.6	$(59.9)	$655.1

Basic and diluted earnings per share attributable to common stockholders	$(0.10)	$0.05	$0.45	$(0.55)	$6.40

Shares used in computing basic and diluted earnings per share	108.6	109.7	109.3	109.3	102.4

Consolidated Balance Sheets (unaudited)

	Sep. 30,	Dec. 31,
(In millions)	2019	2018

ASSETS
Current assets
Cash and cash equivalents	$204.2	$177.8
Accounts receivable, net	119.5	158.3
Inventories	48.3	66.6
Prepaid expenses and other current assets	11.9	7.0
Total current assets	383.9	409.7

Property, plant, and equipment, net	237.7	275.3
Operating lease right-of-use assets	30.2	—
Intangible assets, net	29.5	29.5
Investment in joint venture affiliate	—	23.2
Other assets	4.2	6.0
Total assets	$685.5	$743.7

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$57.6	$86.8
Accrued expenses	34.8	29.3
Current maturities of operating lease liabilities	15.0	—
Other current liabilities	12.0	16.3
Total current liabilities	119.4	132.4

Long-term debt	456.6	503.2
Operating lease liabilities	17.2	—
Other liabilities	45.8	1.2
Total liabilities	639.0	636.8

Equity
Common stock	36.4	36.4
Additional paid-in capital	4,377.8	4,378.4
Accumulated deficit	(4,367.7)	(4,307.9)
Total equity	46.5	106.9
Total liabilities and equity	$685.5	$743.7

Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
(In millions)	2019	2019	2018	2019	2018

Cash flows from operating activities
Net (loss) income	$(10.8)	$5.9	$49.6	$(59.9)	$231.9
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	22.7	22.8	21.1	67.9	62.4
Stock-based compensation	2.9	3.7	3.2	9.6	8.2
Amortization of debt discounts and issuance costs	0.5	0.4	0.5	1.4	2.0
Impairment of assets	4.2	2.7	—	9.7	—
(Gain) loss on disposal of assets, net	(0.1)	(1.2)	(0.1)	(1.0)	0.2
(Gain) loss on extinguishment of debt, net	(0.8)	0.1	0.6	(1.2)	10.7
(Gain) on sale of equity interest in joint venture affiliate	(7.0)	—	—	(7.0)	—
Inventory write-down	—	—	—	1.4	—
Non-cash provision for supply commitment charges	0.9	0.1	10.0	57.6	16.0
Cash paid to settle supply commitment charges	(0.2)	(15.9)	(0.1)	(16.1)	(2.1)
Other non-cash items	1.6	0.8	0.7	1.6	1.8
Changes in operating assets and liabilities:
Accounts receivable	21.9	9.1	70.8	38.7	16.0
Accounts receivable from related parties	—	—	15.0	—	(4.4)
Inventories	11.2	7.3	(6.0)	16.8	(23.3)
Prepaid expenses and other assets	1.7	(8.9)	1.9	(6.9)	1.1
Accounts payable	(16.2)	(1.0)	(46.2)	(28.5)	(25.2)
Accrued expenses and other liabilities	10.1	(12.5)	8.1	5.8	7.3
Net cash provided by operating activities	42.6	13.4	129.1	89.9	302.6

Cash flows from investing activities
Capital expenditures	(13.0)	(14.8)	(18.6)	(39.5)	(84.9)
Proceeds from disposal of assets	0.6	1.2	0.4	1.9	1.0
Proceeds from sale of equity interest in joint venture affiliate	30.7	—	—	30.7	—
Net cash provided by (used in) investing activities	18.3	(13.6)	(18.2)	(6.9)	(83.9)

Cash flows from financing activities
Repayments of long-term debt	(15.1)	(5.0)	(70.0)	(46.4)	(569.3)
Repurchase of common stock	(3.7)	(4.6)	—	(8.3)	—
Taxes paid related to net share settlement of equity awards	—	(0.2)	—	(1.9)	—
Net proceeds from issuance of common stock	—	—	—	—	303.0
Payments of revolving credit facility issuance costs	—	—	—	—	(2.4)
Net cash used in financing activities	(18.8)	(9.8)	(70.0)	(56.6)	(268.7)

Net increase (decrease) in cash, cash equivalents, and restricted cash	42.1	(10.0)	40.9	26.4	(50.0)
Cash, cash equivalents, and restricted cash at beginning of period	162.1	172.1	126.3	177.8	217.2
Cash and cash equivalents at end of period	$204.2	$162.1	$167.2	$204.2	$167.2

Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,
(In millions, except average active fleets)	2019	2019	2018

Net (loss) income	$(10.8)	$5.9	$49.6
Interest expense, net	7.6	7.7	10.4
Income tax expense	1.0	0.1	0.2
Depreciation and amortization	22.7	22.8	21.1
(Gain) loss on disposal of assets, net	(0.1)	(1.2)	(0.1)
(Gain) loss on extinguishment of debt, net	(0.8)	0.1	0.6
Stock-based compensation	2.9	3.7	3.2
Supply commitment charges	0.9	0.1	10.0
Impairment of assets	4.2	2.7	—
Gain on sale of equity interest in joint venture affiliate	(7.0)	—	—
Adjusted EBITDA	20.6	41.9	95.0

Average active fleets	19.8	21.0	21.8
Annualized adjusted EBITDA per average active fleet	$4.2	$8.0	$17.4

Free Cash Flow Calculation

	Three Months Ended			Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
(In millions)	2019	2019	2018	2019	2018

Net cash provided by operating activities	$42.6	$13.4	$129.1	$89.9	$302.6
Capital expenditures	(13.0)	(14.8)	(18.6)	(39.5)	(84.9)
Free cash flow	$29.6	$(1.4)	$110.5	$50.4	$217.7

Reconciliation of Long-term Debt to Net Debt

	Sep. 30,	Jun. 30,	Dec. 31,
(In millions)	2019	2019	2018

Term loan due April 2021	$90.0	$101.0	$121.0
Senior notes due May 2022	369.9	374.9	386.9
Less unamortized discount and debt issuance costs	(3.3)	(3.7)	(4.7)
Total long-term debt	456.6	472.2	503.2

Add unamortized discount and debt issuance costs	3.3	3.7	4.7
Total principal amount of debt	459.9	475.9	507.9

Less cash and cash equivalents	(204.2)	(162.1)	(177.8)
Net debt	$255.7	$313.8	$330.1